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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

   Voluntary Investment Program for Hourly Employees of Latrobe Steel Company

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the "Company"), hereby (1) constitutes and appoints Glenn A. Eisenberg, William R. Burkhart and Scott A. Scherff, collectively and individually, as his or her agent and attorney-in-fact, with full power of substitution and resubstitution, to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) one or more Registration Statements on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of the Company's Common Shares, without par value, issuable pursuant to Voluntary Investment Program for Hourly Employees of Latrobe Steel Company (the "Plan") and, if required, the related participation interests under the Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises; and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

     IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 16th day of September, 2003.


   /s/Sallie B. Bailey                           /s/John M. Timken
---------------------------------             ----------------------------------
Sallie B. Bailey                              John M. Timken
(Principal Accounting Officer)


   /s/Glenn A. Eisenberg                         /s/W.R. Timken, Jr.
---------------------------------             ----------------------------------
Glenn A. Eisenberg                            W.R. Timken, Jr.
(Principal Financial Officer)


                                                 /s/Ward J. Timken
---------------------------------             ----------------------------------
Stanley C. Gault                              Ward J. Timken


   /s/James W. Griffith                          /s/Ward J. Timken, Jr.
---------------------------------             ----------------------------------
James W. Griffith                             Ward J. Timken, Jr.
(Principal Executive Officer)


   /s/John A. Luke, Jr.                          /s/Joseph F. Toot, Jr.
---------------------------------             ----------------------------------
John A. Luke, Jr.                             Joseph F. Toot, Jr.


   /s/Robert W. Mahoney                          /s/Martin D. Walker
---------------------------------             ----------------------------------
Robert W. Mahoney                             Martin D. Walker


   /s/Jay A. Precourt                            /s/Jacqueline F. Woods
---------------------------------             ----------------------------------
Jay A. Precourt                               Jacqueline F. Woods


   /s/Joseph W. Ralston
---------------------------------
Joseph W. Ralston